      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999.
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          DOCUMENT SCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                       33-0485994
      --------------                                 ----------------
 (STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               6339 PASEO DEL LAGO
                               CARLSBAD, CA 92009
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1997 EMPLOYEE STOCK PURCHASE PLAN


                            (FULL TITLE OF THE PLAN)

                                 BARTON L. FABER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          DOCUMENT SCIENCES CORPORATION
                               6339 PASEO DEL LAGO
                               CARLSBAD, CA 92009
                                 (760) 602-1400
 NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT OF
                                          AMOUNT TO BE         OFFERING PRICE        AGGREGATE            REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)         PER SHARE(2)       OFFERING PRICE             FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
reserved for issuance under the
1997 Employee Stock Purchase Plan
(the "Plan")                                   211,639          $  1.646875          $348,542.98              $ 97.00

            TOTAL ...............              211,639                               $348,542.98              $ 97.00
                                               =======                               ===========              =======
=======================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 27, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

================================================================================

                          DOCUMENT SCIENCES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8


                                     PART I

                     INFORMATION REQUIRED IN THIS PROSPECTUS

      Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Document Sciences Corporation (the "Registrant"):

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 14, 1999 pursuant to
            Section 13(a) of the Exchange Act.

      (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 13, 1999 pursuant to Section 13(a) of the Exchange Act.

      (4) The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 1999 pursuant to Section 14(a) of the Exchange Act.

      (5) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 10, 1996 pursuant to Section 12(g) of the Exchange Act, as amended on August 9, 1996, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.      DESCRIPTION OF SECURITIES.

      Not Applicable.


ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.


ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duties as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain under Delaware law. Further, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. In addition, the Registrant has entered into contractual agreements with each of its directors and certain officers of the Registrant designated by the Board to indemnify such individuals to the fullest extent permitted by law.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.      EXHIBITS.

      EXHIBIT
      NUMBER                                DESCRIPTION
     --------       ------------------------------------------------------------
        4.1         1997 Employee Stock Purchase Plan.

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

       23.1         Consent of Independent Auditors.

       23.2         Consent of Counsel (contained in Exhibit 5.1).

       24.1         Power of Attorney (see page II-4).


ITEM 9.      UNDERTAKINGS.

        A. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 31st day of August 1999.

                                          DOCUMENT SCIENCES CORPORATION


                                          By: /s/ Barton L. Faber
                                              ----------------------------------
                                          Barton L. Faber, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barton L. Faber and John H. Wilson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                             Date
---------------------------      ---------------------------------------        ---------------

/s/ Barton L. Faber              President, Chief Executive Officer and         August 31, 1999
---------------------------      Director (Principal Executive Officer)
Barton L. Faber

/s/ John H. Wilson               Vice President, Finance                        August 31, 1999
---------------------------      (Principal Financial and Accounting
John H. Wilson                   Officer)

/s/ Thomas L. Ringer             Chairman of the Board of Directors             August 31, 1999
---------------------------
Thomas L. Ringer

/s/ Charles P. Holt              Director                                       August 31, 1999
---------------------------
Charles P. Holt

/s/ Colin J. O'Brien             Director                                       August 31, 1999
---------------------------
Colin J. O'Brien

/s/ Brian E. Stern               Director                                       August 31, 1999
---------------------------
Brian E. Stern

                               INDEX TO EXHIBITS


      EXHIBIT
      NUMBER                            DESCRIPTION
     --------       ------------------------------------------------------------
         4.1        1997 Employee Stock Purchase Plan.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

        23.1        Consent of Independent Auditors.